Exhibit 10.18.1

                           THE NEW YORK TIMES COMPANY
                      DEFERRED EXECUTIVE COMPENSATION PLAN

                                 Amendment No. 3

      THIS INSTRUMENT made as of June 17, 1999, by The New York Times Company (the "Company").

                              W I T N E S S E T H:

      WHEREAS, the Company maintains The New York Times Company Deferred Executive Compensation Plan, as amended from time to time (the "Plan");

      WHEREAS, pursuant to Article IX of the Plan, the Company has reserved the right, by action of the ERISA Board Committee, to amend the Plan;

      NOW, THEREFORE, the Plan is amended as follows:

      FIRST: Effective immediately, Section 9.1 of the Plan is hereby amended by adding the following paragraph at the end thereof:

            The above notwithstanding, effective June 17, 1999, the Employer shall have right to amend the Plan from time to time by an action of the ERISA Management Committee. All amendments shall be subject to the provisions of Section 9.3 of the Plan.

      SECOND: Effective immediately, Section 9.2 of the Plan is hereby amended by adding the following paragraph at the end thereof:

            The above notwithstanding, effective June 17, 1999, the Employer shall have the right to terminate the Plan at any time by an action of the ERISA Management Committee. Such termination shall be subject to the provisions of Section 9.3 of the Plan.

      IN WITNESS WHEREOF, The New York Times Company has caused this Amendment to be executed by its duly authorized officer and its corporate seal to be affixed hereto as of the date first set forth above.


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                                        THE NEW YORK TIMES COMPANY


                                        By: /s/ Laura J. Corwin
                                            ------------------------------------
                                            Laura J. Corwin, Secretary


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